UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 11, 2009
ENCORE ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-33676	20-8456807

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (817) 877-9955
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     In March 2007, Encore Energy Partners Operating LLC (“OLLC”), a wholly owned subsidiary of Encore Energy Partners LP (“ENP”), entered into a five-year credit agreement (as amended, the “OLLC Credit Agreement”) with a syndicate of banks, including Bank of America, N.A. and other lenders. The OLLC Credit Agreement matures on March 7, 2012. On August 11, 2009, OLLC amended the OLLC Credit Agreement (such amendment being hereinafter referred to as the “Third Amendment”) to, among other things, (1) increase the borrowing base from $240 million to $375 million, (2) increase the aggregate commitments of the lenders from $300 million to $475 million, (3) increase the commitment fee percentage from 0.375 percent to 0.500 percent when the ratio of total outstanding borrowings to the borrowing base is less than 0.90 to 1.0, (4) increase the applicable margin for Eurodollar loans by 0.500 percent, and (5) increase the applicable margin for base rate loans by 0.500 percent to 0.750 percent depending on the ratio of total outstanding borrowings to the borrowing base.
     OLLC’s obligations under the OLLC Credit Agreement continue to be secured by a first-priority security interest in substantially all of OLLC’s proved oil and natural gas reserves and in the equity interests of OLLC and its restricted subsidiaries. In addition, OLLC’s obligations under the OLLC Credit Agreement are guaranteed by ENP and OLLC’s restricted subsidiaries. Obligations under the OLLC Credit Agreement are non-recourse to EAC and its restricted subsidiaries.
     The OLLC Credit Agreement contains customary events of default, which would permit the lenders to accelerate the debt if not cured within applicable grace periods. If an event of default occurs and is continuing, lenders with a majority of the aggregate commitments may require Bank of America, N.A. to declare all amounts outstanding under the OLLC Credit Agreement to be immediately due and payable.
     As of August 11, 2009, there were $275 million of outstanding borrowings and $100 million of borrowing capacity under the OLLC Credit Agreement.
     This Current Report on Form 8-K contains only a summary of the Third Amendment. The summary does not purport to be a complete summary of the Third Amendment and is qualified in its entirety by reference to the Third Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
     Bank of America, N.A., the other lenders under the OLLC Credit Agreement, and their affiliates or predecessors have in the past performed, and may in the future from time to time perform, investment banking, advisory, general financial, and commercial services for ENP and its affiliates and subsidiaries for which they have in the past received, and may in the future receive, customary fees and reimbursement of expenses.

Item 2.01	Completion of Acquisition or Disposition of Assets
     On August 11, 2009, ENP and OLLC completed the acquisition of certain oil and natural gas producing properties in the Big Horn Basin in Wyoming, the Permian Basin in West Texas and New Mexico, and the Williston Basin in Montana and North Dakota from Encore Operating, L.P. (“Encore Operating”), a wholly owned subsidiary of Encore Acquisition Company (“EAC”), pursuant to the terms and conditions of a Purchase and Sale Agreement (the “Purchase Agreement”) among OLLC, ENP, and Encore Operating. The properties have estimated total proved reserves of approximately 12.4 million barrels of oil equivalent (“BOE”), 93 percent of which are proved developed producing and 84 percent of which are oil. The properties produce approximately 2,100 BOE per day, and such properties are estimated to have a total reserve-to-production ratio of approximately 16.0 years. These properties will be 96 percent operated by OLLC. The purchase price for the acquisition was approximately $186.8 million in cash.
     Each of the parties to the Purchase Agreement is a direct or indirect subsidiary of EAC. As a result, certain officers of EAC serve as officers and/or directors of more than one of such entities. EAC and its affiliates, including Encore Operating, own 20,924,055 of ENP’s outstanding common units, or approximately 46 percent. EAC, through its indirect ownership of ENP’s general partner, also holds all 504,851 general partner units in ENP.
     The Board of Directors of ENP’s general partner approved the transaction based on a recommendation from its Conflicts Committee, which consists entirely of independent directors. Simmons & Company International and Griffis & Associates, LLC acted as financial advisors to the Conflicts Committee, and Simmons & Company International delivered a fairness opinion in connection with the transaction.
     Barclays Capital, Inc. acted as financial advisor and rendered a fairness opinion to EAC’s Board of Directors in connection with the transaction.

     This report contains only a summary of certain provisions of the Purchase Agreement. The summary does not purport to be a complete summary of the Purchase Agreement and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
          (a) – (b) Financial Statements of Businesses Acquired; Pro Forma Financial Information
     Pursuant to Item 9.01(a)(4) and Item 9.01(b)(2) of Form 8-K, ENP will amend this filing not later than 71 calendar days after August 17, 2009, to file the financial statements required by Rule 3-05(b) of Regulation S-X and Article 11 of Regulation S-X.
          (d) Exhibits

2.1	Purchase and Sale Agreement, dated June 28, 2009, by and among Encore Energy Partners LP, Encore Energy Partners Operating LLC, and Encore Operating, L.P. (incorporated by reference to Exhibit 2.1 of ENP’s Current Report on Form 8-K filed on June 29, 2009).

10.1	Third Amendment to Credit Agreement, dated as of August 11, 2009, by and among Encore Energy Partners Operating LLC, Encore Energy Partners LP, Bank of America, N.A., as the administrative agent and L/C issuer, and the lenders party thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY PARTNERS LP

	By:	Encore Energy Partners GP LLC, its general partner

Date: August 13, 2009	By:	/s/ Andrea Hunter
Andrea Hunter
Vice President, Controller, and
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated June 28, 2009, by and among Encore Energy Partners LP, Encore Energy Partners Operating LLC, and Encore Operating, L.P. (incorporated by reference to Exhibit 2.1 of ENP’s Current Report on Form 8-K filed on June 29, 2009).

10.1	Third Amendment to Credit Agreement, dated as of August 11, 2009, by and among Encore Energy Partners Operating LLC, Encore Energy Partners LP, Bank of America, N.A., as the administrative agent and L/C issuer, and the lenders party thereto.